UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – November 15, 2016

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road
P.O. Box 2887
York, Pennsylvania	17405-2887
(Address of principal executive offices)	(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2016, Codorus Valley Bancorp, Inc. (the “Corporation”) granted non-qualified stock options and/or shares of restricted stock to certain officers of the Corporation. The awards were approved by the Board of Directors of the Corporation following a recommendation of the Compensation Committee, and were granted pursuant to the Corporation’s 2007 Long-Term Incentive Plan (the “Plan”).

Awards to the Corporation’s named executive officers are set forth in the table below:

Executive Officer	Title	Shares of Restricted Stock	Non-qualified Stock Options
Larry J. Miller	Chairman, President & CEO	2,325	-
Charles T. Field	Treasurer & Assistant Secretary	581	-
Amy L. Doll	Senior Vice President, PeoplesBank	1,569	3,094
Benjamin F. Riggs, Jr	General Counsel	732	1,443
Stephen M. Altland	Senior Vice President, PeoplesBank	1,290	2,544

The exercise price of the stock options was established in accordance with the terms of the Plan. The stock options and shares of the restricted stock vest as to one third on November 15, 2017, one third on November 15, 2018 and the remainder on November 15, 2019, and the options expire on November 15, 2026.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: November 17, 2016	/s/ Larry J. Miller

Larry J. Miller

Chairman, President and

Chief Executive Officer

(Principal Executive Officer)

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